Zumiez Inc. Announces Fiscal 2010 Third Quarter Results and November 2010 Sales

Third Quarter Comparable Store Sales Increased 14.4%; Third Quarter Diluted EPS Increased 135% to $0.40; November 2010 Net Sales Increased 26.2% to $40.4 Million; November 2010 Comparable Store Sales Increased 20.7%

EVERETT, WA -- (Marketwire - December 01, 2010) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the third quarter ended October 30, 2010 and November 2010 sales results.

Total net sales for the third quarter (13 weeks) ended October 30, 2010 increased 20.0% to $135.9 million from $113.2 million reported in the third quarter (13 weeks) ended October 31, 2009. Comparable store sales for the third fiscal quarter of 2010 increased 14.4% vs. a decrease of 8.0% for the third quarter of fiscal 2009. Net income in the third quarter of 2010 increased 143% to $12.3 million, or $0.40 per diluted share from net income of $5.1 million, or $0.17 per diluted share in the third quarter of the prior fiscal year.

Total net sales for the nine months (39 weeks) ended October 30, 2010 increased 17.3% to $322.7 million from $275.2 million reported for the nine months (39 weeks) ended October 31, 2009. Comparable store sales increased 11.3% in the first nine months of fiscal 2010 compared with a decrease of 13.6% for the first nine months of fiscal 2009. The Company posted net income of $9.2 million or $0.30 per diluted share in the first nine months of fiscal 2010 compared to net income in the first nine months of the prior fiscal year of $0.3 million or $0.01 per diluted share. Results for the first nine months of fiscal 2010 include costs of $2.4 million, or approximately $0.05 per diluted share, associated with the relocation of the Company's distribution center, and $2.1 million, or approximately $0.04 per diluted share, for the settlement of a previously disclosed lawsuit. Results for the first nine months of fiscal 2009 include a charge of $1.3 million, or approximately $0.03 per diluted share, associated with the settlement of a previously disclosed lawsuit.

At October 30, 2010, the Company had cash and current marketable securities of $98.9 million compared to cash and current marketable securities of $81.8 million at October 31, 2009.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We are pleased our third quarter 2010 financial results exceeded our expectations resulting in the highest third quarter profit in our history. Our ongoing investments continue to differentiate the Zumiez shopping experience. Our unique assortment of brands, best in class customer service combined with compelling pricing strategies further distinguished our concept from the competition during back-to-school. We are pleased that the strength we saw in October has continued in November with same store sales again increasing over 20%."

November 2010 Sales

Total net sales for the four-week period ended November 27, 2010 increased 26.2% to $40.4 million, compared to $32.0 million for the four-week period ended November 28, 2009. The Company's comparable store sales increased 20.7% for the four-week period, versus a comparable store sales decrease of 8.5% in the year ago period.

2010 Outlook

The Company is introducing guidance for the three months ending January 29, 2011 of net income per diluted share of approximately $0.43 to $0.47. This guidance is based on an anticipated comparable store sales increase in the low double digit to mid teen range for the fourth quarter of fiscal 2010.

We have opened all 27 new stores in fiscal 2010.

A conference call will be held today to discuss third quarter 2010 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-213-8067 followed by the conference identification code of 13207595.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of November 27, 2010 we operated 400 stores, which are primarily located in shopping malls, and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, source inventory at acceptable costs, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended July 31, 2010 as filed with the Securities and Exchange Commission and available at www.sec.gov or http://ir.zumiez.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                             ZUMIEZ INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                            Three Months Ended
                                ------------------------------------------
                                October 30,  % of    October 31,   % of
                                  2010       Sales      2009       Sales
                                ---------- ---------  ---------- ---------
Net sales                       $  135,859     100.0% $  113,192     100.0%
Cost of goods sold                  82,811      61.0%     73,093      64.6%
                                ---------- ---------  ---------- ---------
Gross profit                        53,048      39.0%     40,099      35.4%

Selling, general and
 administrative expenses            34,073      25.0%     31,742      28.0%
                                ---------- ---------  ---------- ---------
Operating profit                    18,975      14.0%      8,357       7.4%

Interest income, net                   370       0.3%        161       0.1%
Other income, net                       32       0.0%          5       0.0%
                                ---------- ---------  ---------- ---------
Earnings before income taxes        19,377      14.3%      8,523       7.5%

Provision for income taxes           7,065       5.2%      3,450       3.0%
                                ---------- ---------  ---------- ---------

Net income                      $   12,312       9.1% $    5,073       4.5%
                                ========== =========  ========== =========

Basic earnings per share        $     0.41            $     0.17
                                ==========            ==========

Diluted earnings per share      $     0.40            $     0.17
                                ==========            ==========
Weighted average shares used in
 computation of earnings per
 share:
   Basic                            30,029                29,563

   Diluted                          30,762                30,244

                              ZUMIEZ INC.
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share amounts)
                              (Unaudited)

                                           Nine Months Ended
                               ------------------------------------------
                               October 30,  % of    October 31,   % of
                                  2010      Sales      2009       Sales
                               ---------- ---------  ---------  ---------
Net sales                      $  322,657     100.0% $ 275,169      100.0%
Cost of goods sold                213,141      66.1%   188,527       68.5%
                               ---------- ---------  ---------  ---------
Gross profit                      109,516      33.9%    86,642       31.5%

Selling, general and
 administrative expenses           96,163      29.8%    86,950       31.6%
                               ---------- ---------  ---------  ---------
Operating profit (loss)            13,353       4.1%      (308)      (0.1%)

Interest income, net                1,087       0.4%       825        0.3%
Other income, net                     103       0.0%         5        0.0%
                               ---------- ---------  ---------  ---------
Earnings before income taxes       14,543       4.5%       522        0.2%

Provision for income taxes          5,345       1.6%       193        0.1%
                               ---------- ---------  ---------  ---------

Net income                     $    9,198       2.9% $     329        0.1%
                               ========== =========  =========  =========

Basic net earnings per share   $     0.31            $    0.01
                               ==========            =========

Diluted net earnings per share $     0.30            $    0.01
                               ==========            =========
Weighted average shares used in
 computation of earnings per
 share:
   Basic                           29,908               29,458

   Diluted                         30,696               30,039

                                ZUMIEZ INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)

                                        October 30, January 30, October 31,
                                           2010        2010        2009
                                        ----------- ----------- -----------
             Assets                     (Unaudited)             (Unaudited)
Current assets
Cash and cash equivalents               $     8,314 $     1,568 $     3,771
Marketable securities                        90,630     106,483      78,033
Receivables                                   6,854       5,600       7,008
Inventories                                  83,091      50,916      76,381
Prepaid expenses and other                    7,867       6,102       6,355
Deferred tax assets                           3,166       3,045       2,995
                                        ----------- ----------- -----------
   Total current assets                     199,922     173,714     174,543

Fixed assets, net                            77,646      66,008      71,819
Goodwill and other intangibles               13,154      13,186      13,198
Long-term deferred tax assets                 5,740       5,537       4,595
Long-term investments                         2,853         872         832
Long-term other assets                        1,121         948         920
                                        ----------- ----------- -----------
   Total long-term assets                   100,514      86,551      91,364

   Total assets                         $   300,436 $   260,265 $   265,907
                                        =========== =========== ===========

  Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                  $    36,976 $    16,817 $    33,748
Accrued payroll and payroll taxes             8,194       6,593       6,133
Income taxes payable                          2,765       4,006       2,705
Deferred rent and tenant allowances           3,695       3,248       3,368
Other liabilities                            10,406       9,123       8,315
                                        ----------- ----------- -----------
   Total current liabilities                 62,036      39,787      54,269

Long-term deferred rent and tenant
 allowances                                  28,085      26,375      27,632
Long-term other liabilities                   1,801       1,427       1,310
                                        ----------- ----------- -----------
   Total long-term liabilities               29,886      27,802      28,942

                                        ----------- ----------- -----------
   Total liabilities                         91,922      67,589      83,211
                                        ----------- ----------- -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                     --          --          --
Common stock, no par value, 50,000
 shares authorized; 30,669 shares
 issued and outstanding at October 30,
 2010, 30,251 shares issued and
 outstanding at January 30, 2010 and
 30,255 shares issued and outstanding
 at October 31, 2009                         88,102      81,399      80,227
Accumulated other comprehensive income           38         101          95
Retained earnings                           120,374     111,176     102,374
                                        ----------- ----------- -----------
   Total shareholders' equity               208,514     192,676     182,696
                                        ----------- ----------- -----------

   Total liabilities and shareholders'
    equity                              $   300,436 $   260,265 $   265,907
                                        =========== =========== ===========

Company Contacts:
Trevor Lang
Chief Financial Officer &
Chief Administrative Officer
Zumiez Inc.
(425) 551-1500, ext. 1564

Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200